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EXHIBIT 5.5

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the inclusion in this Registration Statement of Petrofund Energy Trust on Form F-10 of our report dated September 16, 2005 (except as to Notes 13 and 14 which are as of November 30, 2005), relating to the consolidated financial statements of Kaiser Energy Ltd. as at December 31, 2004 and 2003 and for each of the years then ended, our report dated September 16, 2005 (except as to Notes 7 and 8 which are as of November 30, 2005), relating to the financial statements of Canadian Acquisition Limited Partnership as at December 31, 2004 and 2003 and for each of the years then ended, and our report dated September 16, 2005 (except as to Notes 4 and 5 which are as of November 30, 2005), relating to the financial statement for the Properties to be Transferred to Kaiser Energy Ltd. for the years ended December 31, 2004 and 2003, which audit reports express an unqualified opinion on the financial statements.

/s/ Collins Barrow Calgary LLP

INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

Calgary, Alberta, Canada
November 30, 2005

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  EXHIBIT 5.5